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                                                                    EXHIBIT 21.1

                                FEDEX CORPORATION
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                                                                                               Jurisdiction of
                                                                                        Organization or Registration
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
1.     Federal Express Corporation                                                                Delaware
          I.  Federal Express Aviation Services, Incorporated                                     Delaware
              A.    Federal Express Aviation Services International, Ltd.                         Delaware
         II.  Federal Express Canada Ltd.                                                          Canada
        III.  Federal Express International, Inc.                                                 Delaware
              A.    Dencom Investments Limited                                                Northern Ireland
                      1.  Dencom Freight Holdings Limited                                     Northern Ireland
                          a.    F.E.D.S. (Ireland) Limited                                         Ireland
                          b.    Federal Express (N.I.) Limited                                Northern Ireland
                          c.    Fedex (Ireland) Limited                                            Ireland
              B.    Federal Express (Australia) Pty Ltd.                                          Australia
              C.    Federal Express Czech s.r.o.                                               Czech Republic
              D.    Federal Express Europe, Inc.                                                  Delaware
                      1.  Federal Express (Austria) GmbH                                           Austria
                      2.  Federal Express Corporation Finland Oy                                   Finland
                      3.  Federal Express Europe, Inc. & Co., V.O.F./S.N.C.                        Belgium
                      4.  Federal Express European Services, Inc.                                 Delaware
                      5.  Federal Express Poland Sp.zo.o.                                          Poland
                      6.  FedEx Supply Chain Services Europe B.V.                                Netherlands
                          a.    FedEx Supply Chain Services Belgium B.V.B.A.                       Belgium
                          b.    FedEx Supply Chain Services Germany GmbH                           Germany
                          c.    FedEx Supply Chain Services Ireland Limited                        Ireland
                          d.    FedEx Supply Chain Services Netherlands B.V.                     Netherlands
                          e.    FedEx Supply Chain Services UK Limited                         United Kingdom
              E.    Federal Express Europlex, Inc.                                                Delaware
              F.    Federal Express Finance P.L.C.                                             United Kingdom
              G.    Federal Express Holdings S.A.                                                 Delaware
                      1.  Federal Express (Antigua) Limited                                        Antigua
                      2.  Federal Express (Antilles Francaises) S.A.R.L.                     French West Indies
                      3.  Federal Express (Barbados) Limited                                      Barbados
                      4.  Federal Express (Bermuda) Limited                                        Bermuda
                      5.  Federal Express Cayman Limited                                       Cayman Islands
                      6.  Federal Express Costa Rica, Limitada                                   Costa Rica
                      7.  Federal Express (Dominicana) S.A.                                  Dominican Republic
                          a.    Inversiones Sagitario, S.A.                                  Dominican Republic
                      8.  Federal Express Entregas Rapidas, Ltd.                                   Brazil
                      9.  Federal Express (Grenada) Limited                                       Grenada
                     10.  Federal Express (Haiti) S.A.                                              Haiti
                     11.  Federal Express Holdings (Mexico) y Compania S.N.C. de C.V.               Mexico
                     12.  Federal Express (Jamaica) Limited                                        Jamaica
                     13.  Federal Express (St. Kitts) Limited                                     St. Kitts
                     14.  Federal Express (St. Lucia) Limited                                     St. Lucia
                     15.  Federal Express (St. Maarten) N.V.                                 Netherland Antilles
                          a.    Federal Express (Aruba) N.V.                                 Netherland Antilles
                     16.  Federal Express (Turks & Caicos) Limited                         Turks & Caicos Islands
                     17.  Federal Express Virgin Islands, Inc.                               U.S. Virgin Islands
                     18.  FedEx (Bahamas) Limited                                                 Bahamas
                     19.  FedEx Transportes Expresos (Guatemala), Limitada                       Guatemala
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
              H.    Federal Express International (France) SNC                                     France
              I.    Federal Express International Limited                                      United Kingdom
              J.    Federal Express International y Compania S.N.C. de C.V.                        Mexico
              K.    Federal Express Italy Inc.                                                    Delaware
              L.    Federal Express Japan K.K.                                                      Japan
              M.    Federal Express Korea Co., Ltd.                                                 Korea
              N.    Federal Express Luxembourg, Inc.                                              Delaware
              O.    Federal Express Pacific, Inc.                                                 Delaware
                      1.  Federal Express Services (M) Sdn. Bhd.                                  Malaysia
                      2.  Udara Express Courier Services Sdn. Bhd.                                Malaysia
              P.    Federal Express (Singapore) Pte. Ltd.                                         Singapore
              Q.    Federal Express (Thailand) Limited                                            Thailand
              R.    Federal Express (U.K.) Limited                                             United Kingdom
                      1.  Federal Express (U.K.) Pension Trustees Ltd.                         United Kingdom
              S.    Fedex (N. I.) Limited                                                     Northern Ireland
              T.    FedEx Supply Chain Services International, Inc.                               Delaware
                      1.  FedEx Supply Chain Services International Pte, Ltd.                     Singapore
              U.    FedEx Supply Chain Solutions (Logistica) DO Brasil LTDA                        Brazil
              V.    Winchmore Developments Ltd.                                                   England
         IV.  Federal Express Leasing Corporation                                                 Delaware
          V.  Fedex Customs Brokerage Corporation                                                 Delaware
         VI.  FEDEX Partners, Inc.                                                                Delaware
        VII.  FedEx Spain, S.L.                                                                     Spain
       VIII.  Flying Tigers Limited                                                             New Zealand
         IX.  The Flying Tiger Line (NZ) Limited                                                New Zealand
          X.  Tiger International Insurance Ltd.                                               Cayman Islands
2.     Caliber System (Canada), Inc.                                                               Canada
3.     FedEx Corporate Services, Inc.                                                             Delaware
          I.  FedEx Internet Technologies Corporation                                             Delaware
         II.  FedEx Supply Chain Services, Inc.                                                     Ohio
              A.    FedEx Supply Chain Services (Canada), Ltd.                                    Ontario
              B.    Caliber Logistics de Mexico, S.A. de C.V.                                      Mexico
              C.    Caliber Logistics Healthcare, Inc.                                              Ohio
4.     FedEx Custom Critical, Inc.                                                                  Ohio
          I.  AutoQuik, Inc.                                                                      Delaware
         II.  FedEx Custom Critical, N.V.                                                          Belgium
        III.  FedEx Custom Critical B.V.                                                         Netherlands
              A.    FedEx Custom Critical, S.r.L.                                                   Italy
         IV.  FedEx Custom Critical GmbH                                                           Germany
          V.  FedEx Custom Critical SARL                                                           France
         VI.  FedEx Custom Critical, S.L.                                                           Spain
        VII.  FedEx Custom Critical UK, Inc.                                                      Delaware
       VIII.  Passport Transport, Ltd.                                                            Delaware
              A.    AutoTransExpress, Inc.                                                        Delaware
         IX.  Third Party Services, Inc.                                                          Delaware
          X.  Transportation Technologies, Inc.                                                     Ohio
         XI.  UrgentFreight, Inc.                                                                 Delaware
5.     FedEx Freight Corporation                                                                  Delaware
          I.  Caribbean Transportation Services, Inc.                                             Delaware
         II.  FedEx Freight West, Inc.                                                           California
              A.    Bay Cities Diesel Engine Rebuilders Inc.                                     California
              B.    Viking de Mexico, S.A. de C.V.                                                 Mexico
        III.  FedEx Freight East, Inc.                                                            Arkansas
              A.    American Freightways, Inc.                                                    Arkansas
              B.    FedEx Freight de Mexico, S.A. de C.V.                                          Mexico
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
              C.    FXF Logistica de Mexico, S.A. de C.V.                                          Mexico
              D.    Razorback Servicios de Mexico, S.A. de C.V.                                    Mexico
        III.  FedEx Freight System, Inc.                                                          Delaware
6.     FedEx Global Logistics, Inc.                                                               Delaware
7.     FedEx Ground Package System, Inc.                                                          Delaware
          I.  FedEx Ground Package System, Ltd.                                                   Wyoming
         II.  RPS de Mexico, S.A. de C.V.                                                          Mexico
        III.  RPS Urban Renewal Corporation                                                      New Jersey
8.     FedEx Trade Networks, Inc.                                                                 Delaware
          I.  FedEx Trade Networks Trade Services, Inc.                                           Delaware
              A.    World Tariff, Limited                                                        California
         II.  FedEx Trade Networks Transport & Brokerage, Inc.                                    New York
              A.    FedEx Trade Networks Transport & Brokerage (Canada), Inc.                      Canada
              B.    FedEx Trade Networks Transport & Brokerage (Hong Kong), Inc.                  Delaware
9.     Roadway Global Air, Inc.                                                                   Delaware
          I.  Roadway Global Air International, Inc.                                              Delaware
              A.    Roadway Global Air, S.r.L.                                                     Italy
10.    FedEx Kinko's Office and Print Services, Inc.                                              Delaware
          I.  Kinko's Network, Inc.                                                               Delaware
         II.  Kinko's International, Inc.                                                         Delaware
              A.    Kinko's Netherlands, Inc.                                                     Delaware
                    1.    Kinko's Nederland B.V.                                                Netherlands
                    2.    Kinko's Amsterdam One                                                 Netherlands
                    3.    Kinko's Nederland VOF                                                 Netherlands
              B.    Kinko's Mexico, Inc.                                                          Delaware
                    1.    Soluciones Integrales K, S. de R.L. de C.V.                              Mexico
                    2.    Kinko's de Mexico, S. de R.L. de C.V.                                    Mexico
              C.    Kinko's Corporate Document Solutions B.V.                                   Netherlands
              D.    Kinko's International (Australia), Pty Ltd.                                  Australia
              E.    Kinko's Cayman Limited                                                     Cayman Islands
              F.    Beijing Stone Kinko's Electronic Office Technology Co., Ltd.                    China
              G.    Shenzhen Kinko's Pacific Copy Services Company, Ltd.                            China
              H.    Kinko's Limited                                                            United Kingdom
              I.    Kinko's Canada Limited                                                         Canada
              J.    Kinko's Korea, Ltd.                                                             Korea
              K.    Kinko's Japan Co., Ltd.                                                         Japan
        III.  Kinko's Partners, L.L.C.                                                            Delaware
              A.    Kinko's Enterprises, L.P.                                                     Delaware
         IV.  Kinko's Ventures, Inc.                                                              Delaware
          V.  Kinko's Services, L.L.C.                                                            Delaware
         VI.  ImageX, Inc.                                                                       Washington
              A.    Howard Press, Inc.                                                           New Jersey
              B.    Image Press, Inc.                                                            California
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